Exhibit 99.1





Investor Contact: Alex Lewis
                  877-784-7167

Media Contact:    Debbie Atkins                                    NEWS RELEASE
                  864-597-8361


                      DENNY'S REPORTS JUNE SAME-STORE SALES

         Spartanburg, S.C., July 7, 2005 - Denny's Corporation (Nasdaq:DENN) today reported same-store sales for its company-owned Denny's restaurants during the five-week month ended June 29, 2005 compared with the related period in fiscal year 2004.

   Sales:                          June 2005        2Q 2005        YTD 2005
   -------------------------      -----------     -----------     ----------
   Same-Store Sales                   3.2%            4.1%           5.2%
     Guest Check Average              4.9%            5.1%           4.2%
     Guest Counts                    (1.7%)          (1.0%)          1.0%


   Restaurant Counts:               6/29/05        12/29/04
   ---------------------------    -----------     -----------
     Company-owned                    548             553
     Franchised and Licensed        1,039           1,050
                                  -----------     -----------
                                    1,587           1,603


         Denny's is America's largest full-service family restaurant chain, consisting of 548 company-owned units and 1,039 franchised and licensed units, with operations in the United States, Canada, Costa Rica, Guam, Mexico, New Zealand and Puerto Rico. For further information on Denny's, including news releases, links to SEC filings and other financial information, please visit our website at www.dennys.com.